Exhibit 23.2

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Bit Digital, Inc. of our report dated March 14, 2025, relating to our audits of the consolidated financial statements of Bit Digital, Inc. and subsidiaries, which appears in the Annual Report on Form 10-K of Bit Digital, Inc. for the year ended December 31, 2024.

Our report includes an explanatory paragraph regarding the restatement of previously issued consolidated financial statements as of December 31, 2024 and for the years ended December 31, 2021 and 2020 to correct misstatements.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Audit Alliance LLP

Audit Alliance LLP

July 2, 2025

Singapore